Exhibit 99.2


                 PROXY      MCB FINANCIAL CORPORATION      PROXY

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 10, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Timothy J. Jorstad, Edward P. Tarrant and Randall J. Verrue, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders of MCB Financial Corporation to be held at MCB Financial Corporation, 1248 Fifth Avenue, San Rafael, California 94901, on Monday, December 10, 2001, at 5:30 p.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

1.       Proposal to approve the merger  agreement  between Business Bancorp and
         MCB   Financial   Corporation,   as   stated   in   the   joint   proxy
         statement/prospectus dated _________, 2001

              [   ]     FOR    [  ]   AGAINST     [  ] AGAINST

2. Other Business. To transact such other business as may properly come before the Special Meeting of Shareholders and any adjournments thereof.

This proxy will be voted as directed by the Shareholder or, if no instructions are given by the Shareholder, the proxy holders will vote "FOR" Proposal 1 and as recommended by the board of directors of MCB Financial on all other matters as may properly come before the meeting.

Important -- Please Sign on Other Side



                                 [REVERSE SIDE]

Please Sign and Date Below.

The board of directors recommends a vote "FOR" Proposal 1. The proxy confers authority to vote and shall be voted in accordance with such recommendations unless a contrary instruction is indicated, in which case the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to a matter, the shares represented by the proxy will be voted in accordance with the recommendations of the board of directors. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the discretion of the proxies.
                                                --------------------------------
                                                       (Number of Shares)

                                                --------------------------------
                                                             Dated

                                                --------------------------------
                                                      (Please Print Name)

                                                --------------------------------
                                                  (Signature of Shareholder)

                                                --------------------------------
                                                    (Please Print Name)

                                                --------------------------------
                                                  (Signature of Shareholder)



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MAILING LABEL SPACE

                                                (Please date this Proxy and sign
                                                your name as it  appears on your
                                                stock  certificates.  Executors,
                                                administrators,  trustees, etc.,
                                                should  give their full  titles.
                                                All joint owners should sign.)

                                                Please   indicate   if  you  are
                                                planning to attend the Meeting.

                                                I (We) do [ ] do not [ ]  expect
                                                to attend the Meeting. Number of
                                                Persons _____________

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING, WITH THE CORPORATE SECRETARY OF MCB FINANCIAL CORPORATION, A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.